UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2011 (March 3, 2011)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 3, 2011, the registrant entered into a Note Purchase Agreement with certain investors (each a “Purchaser”) pursuant to which, the Purchasers purchased and the registrant sold senior secured promissory notes in the aggregate initial principal face amount of $8,400,000, bearing a 5% coupon in addition to an original issuance discount, with an initial maturity of March 3, 2016 (the “Transaction”).  Pursuant to the Note Purchase Agreement, the registrant received gross proceeds of $500,000 for the notes and an aggregate of $6,250,000 was placed into escrow accounts pursuant to escrow agreements by and among the Company, representatives of the Purchasers, and Wells Fargo Bank, National Association.  The registrant will only be entitled to the amounts held in escrow when it is disbursed to registrant from the escrow account in connection with certain reductions in the principal amount of the notes as more fully described in the notes and the escrow agreements.

In connection with the Transaction the registrant also entered into a Warrant Purchase Agreement pursuant to which the registrant sold to the Purchasers five year Series B Warrants initially covering an aggregate of 28,474,578 shares of registrant common stock, subject to possible adjustment, and initially exercisable at $0.59 per share, subject to possible adjustment and possibly including a “Make Whole Amount” payment as defined therein.  Under certain circumstances the Warrant will be cashlessly exercisable according to a formula set forth therein.  The Company also received gross proceeds of $250,000 from the sale of the Series B Warrants.  The registrant, the Purchasers and an agent also entered into a Security Agreement pursuant to which the registrant granted blanket security interests in all of its assets, and a Registration Rights Agreement pursuant to which the registrant granted securities registration rights to the Purchasers.  The Transaction was guaranteed by the registrant’s subsidiary Inventa Technologies, Inc. under a Guaranty.

Pursuant to the Note Purchase Agreement, each Purchaser has a 12-month additional investment right to purchase additional 5% Senior Secured Notes on the same terms as those set forth in the Note Purchase Agreement.  In addition, pursuant to the Warrant Purchase Agreement each Purchaser has a 12-month additional investment right to purchase additional Series B Warrants on the same terms as those set forth in the Warrant Purchase Agreement.  Pursuant to the Note Purchase Agreement and Warrant Purchase Agreement, the registrant agreed to certain negative covenants that, among other things and subject to certain specified exceptions, prohibit the registrant from incurring additional indebtedness, paying dividends on its capital stock or pledging assets.

The sales of these securities were made in reliance upon Rule 506 and Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and such securities have not been registered and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

Item 9.01                      Financial Statements and Exhibits.

(d)	The following Transaction documents are attached hereto:

(10.1)	Note Purchase Agreement dated March 3, 2011 by and among ANTs software inc., the Purchasers listed therein, and Wells Fargo Bank, National Association.
(10.2)	Senior secured promissory note in favor of JGB Capital LP in initial principal face amount of $1,050,000.
(10.3)	Senior secured promissory note in favor of JGB Capital Offshore LP in initial principal face amount of $1,050,000.
(10.4)	Senior secured promissory note in favor of SAM LLC in initial principal face amount of $2,100,000.
(10.5)	Senior secured promissory note in favor of Manchester Securities Corp. in initial principal face amount of $4,200,000.
(10.6)	Warrant Purchase Agreement dated March 3, 2011 by and among ANTs software inc., and the Purchasers listed on Exhibit A thereto.
(10.7)	Series B Warrant issued to JGB Capital LP exercisable for 3,559,322 shares of registrant common stock.
(10.8)	Series B Warrant issued to JGB Capital Offshore LP exercisable for 3,559,322 shares of registrant common stock.
(10.9)	Series B Warrant issued to SAM LLC exercisable for 7,115,645 shares of registrant common stock.
(10.10)	Series B Warrant issued to Manchester Securities Corp. exercisable for 14,237,289 shares of registrant common stock.
(10.11)	Registration Rights Agreement dated March 3, 2011 by and among ANTs software inc., JGB Management, Inc. and Manchester Securities Corp.
(10.12)	Security Agreement dated March 3, 2011 by and among ANTs software inc., Wells Fargo Bank, National Association, JGB Management, Inc. and Manchester Securities Corp.
(10.13)	Escrow Agreement dated March 3, 2011 by and among ANTs software inc., Wells Fargo Bank, National Association, and JGB Management, Inc.
(10.14)	Escrow Agreement dated March 3, 2011 by and among ANTs software inc., Wells Fargo Bank, National Association, and Manchester Securities Corp.
(10.15)	Guaranty dated March 3, 2011 granted by Inventa Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date: March 4, 2011	By:	/s/ David A. Buckel .
David A. Buckel, Chief Financial Officer